UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed in the Form 8-K filed on August 2, 2006 by Apollo Gold Corporation (“Apollo”), on August 1, 2006, Montana Tunnels Mining, Inc., a wholly owned subsidiary of Apollo, executed a promissory note in the amount of U.S.$2,640,000 payable to Great American Group (the “Great American Note”) to finance its purchase of four (4) CAT 785 haul trucks (the “Trucks”) to be used in the remediation of the Montana Tunnels mine.

On December 1, 2006, Apollo completed the refinancing of the Great American Note pursuant to a Master Lease Agreement and related Lease Schedule (together, the “Lease”) entered into with Marquette Equipment Finance, LLC (“Marquette”). The Lease has a term of eighteen (18) months and a total cost of U.S.$2,300,000. Under the terms of the Lease, Apollo will pay monthly rental payments of U.S.$125,143 plus applicable sales and use tax in advance on a quarterly basis. The monthly rental payment amount is the product of the total cost of the lease ($2,300,000) and a lease rate factor which is based on the eighteen (18) month U.S. Treasury Note (“T-Note”) yield. The lease rate factor, and as a result the monthly rental payments, will increase whenever the T-Note yield increases five (5) basis points from a yield of 4.64%. The monthly rental payments may be accelerated upon customary events of default, including failure to make the rental payments, impairments of the leased property, and other breaches of the Lease. At the end of the eighteen (18) month term of the Lease, Apollo will have the option to purchase the Trucks at a price ranging from 15% to 30% of the lessor’s total cost of the property ($2,300,000) (or, if Apollo has made all payments due under the Lease in accordance with its terms, at a price that is no more than 25% of lessor’s total cost of the property ($2,300,000)). In connection with the Lease and to grant Marquette additional security, Apollo also entered into a Security Agreement with Marquette pursuant to which Apollo granted to Marquette a security interest in seven (7) CAT 785 haul trucks (none of which is among the Trucks that are the subject of the Lease).

The description contained in this Current Report on Form 8-K of each of the Master Lease Agreement, the Lease Schedule and the Security Agreement is qualified in its entirety by the text of the respective agreements. The Master Lease Agreement, the Lease Schedule and the Security Agreement are incorporated by reference herein and attached as Exhibits 10.1, 10.2, and 10.3 hereto, respectively.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure in Item 1.01 is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)      Exhibits

Exhibit No.	Description
10.1	Master Lease Agreement, dated as of November 21, 2006, between Marquette Equipment Finance, LLC (“Marquette”) and Apollo
10.2	Lease Schedule No. 001, dated as of November 21, 2006, between Marquette and Apollo
10.3	Security Agreement, dated as of November 21, 2006, between Marquette and Apollo

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2006

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development